Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned, and any amendments thereto executed by the undersigned shall be filed on behalf of each of the undersigned without the necessity of filing any additional joint filing agreement. The undersigned acknowledge that each is responsible for the timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the others of the undersigned, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate or incomplete. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: October 22, 2024

POLARIS PARTNERS VII, L.P.
By:	Polaris Management Co. VII, L.L.C.

By:	/s/ Lauren Crockett
Name: Lauren Crockett
Title: Attorney-In-Fact

POLARIS ENTREPRENEURS’ FUND VII, L.P.
By:	Polaris Management Co. VII, L.L.C.

By:	/s/ Lauren Crockett
Name: Lauren Crockett
Title: Attorney-In-Fact

POLARIS MANAGEMENT CO. VII, L.L.C.

By:	/s/ Lauren Crockett
Name: Lauren Crockett
Title: Attorney-In-Fact

POLARIS PARTNERS X, L.P.
By:	Polaris Partners GP X, L.L.C.

By:	/s/ Lauren Crockett
Name: Lauren Crockett
Title: General Counsel

POLARIS PARTNERS GP X, L.L.C.

By:	/s/ Lauren Crockett
Name: Lauren Crockett
Title: General Counsel

AMIR NASHAT

By:	*
Authorized Signatory

BRIAN CHEE

By:	*
Authorized Signatory

AMY SCHULMAN

By:	*
Authorized Signatory

*By:	/s/ Lauren Crockett
Name:	Lauren Crockett
Attorney-in-Fact

[* This Statement was executed pursuant to a Power of Attorney. Note that copies of the applicable Powers of Attorney are already on file with the appropriate agencies.]